Exhibit 99

CACI Issues Guidance for Its Fiscal Year 2020

Revenue growth projected to be 12.8 percent with 5.5 percent organic at the midpoint of guidance

Net income projected to be $295 million to $315 million, up 14.7 percent at the midpoint of guidance

Operating cash flow projected to be at least $400 million

FY 2019 guidance reiterated

ARLINGTON, Va.--(BUSINESS WIRE)--June 19, 2019--CACI International Inc (NYSE: CACI), a leading information solutions and services provider to the federal government, issued its guidance for its Fiscal Year 2020 (FY20), which begins July 1, 2019, and reiterated its Fiscal Year 2019 (FY19) guidance.

Commentary

John Mengucci, CACI’s newly-appointed President and CEO said, “Our FY20 guidance builds on our strong FY19 performance of organic revenue growth, expanded profitability, and strong contract awards. In FY20, we expect to double our organic revenue growth, further expand margins, and continue generating robust cash flow. Our addressable market continues to expand, and we have positioned CACI as a strong performer, well-aligned with key budget priorities. I am confident that CACI will continue to generate long-term shareholder value. Finally, I want to thank Ken Asbury for his significant contributions to CACI over the past six years. I am truly proud to have worked with him to contribute to the great company we have today.”

Guidance for Fiscal Year 2020

The table below summarizes our FY20 guidance ranges and represents our views as of June 19, 2019:

(In millions except for tax rate and earnings per share)	Fiscal Year 2020 Guidance
Revenue	$5,500 - $5,700
Net income	$295 - $315
Diluted earnings per share	$11.52 - $12.30
Diluted weighted average shares	25.6
Net cash provided by operating activities	at least $400
Note: FY20 operating cash flow expectations exclude the impact of the Company’s accounts receivables sales facility.

Following are the key factors related to our FY20 guidance:

  Gross profit is expected to increase by approximately 20% from FY19.
  Indirect costs and selling expenses, which includes fringe on labor, are expected to increase by approximately 18% from FY19. This increase is driven by the growth in our business, the full-year impact of recent acquisitions, and further investment in business development, IR&D, and human resources-related initiatives.
  Depreciation and amortization is expected to be approximately $108 million.
  Net interest expense is expected to be approximately $70 million.
  The full-year effective corporate tax rate is expected to be approximately 23%, with the effective tax rate in the first and second halves of fiscal 2020 to be approximately 19.5% and 25.0%, respectively. This difference is due to tax benefits associated with the vesting of equity grants in the first half of fiscal 2020.
  Capital expenditures are expected to be approximately $55 million, reflecting the full-year impact of recent acquisitions.

FY19 Guidance Reiterated

We are reiterating the FY19 guidance we issued on May 1, 2019. The table below summarizes our FY19 guidance and represents our views as of June 19, 2019:

(In millions except for tax rate and earnings per share)	Fiscal Year 2019 Guidance
Revenue	$4,900 - $5,025
Net income	$262 - $270
Diluted earnings per share	$10.31 - $10.63
Diluted weighted average shares	25.4
Net cash provided by operating activities	at least $350
Note: FY19 guidance assumes a full-year tax rate of 19.9%. FY19 operating cash flow expectations exclude the impact of the Company’s accounts receivables sales facility.

Conference Call Information

We have scheduled a conference call for 8:30 AM Eastern Time Thursday, June 20, 2019, during which members of our senior management will be making a brief presentation followed by a question-and-answer session to discuss the guidance and management’s performance expectations for the new fiscal year. You can listen to the webcast and view the accompanying exhibits on CACI’s investor relations website at http://investor.caci.com/news/#upcomingevent at the scheduled time. A replay of the call will also be available on CACI’s investor relations website at http://investor.caci.com/.

CACI Announces Investor Day

CACI will host an Investor Day for investors and analysts on Tuesday, September 17th, 2019 in New York City. During the event, members of CACI’s senior management team will discuss key attributes of the company’s business, as well as CACI’s strategy, financial performance, and other topics. Further details, including webcast information, are forthcoming.

About CACI

CACI provides information solutions and services in support of national security missions and government transformation for Intelligence, Defense, and Federal Civilian customers. A Fortune World’s Most Admired Company, CACI is a member of the Fortune 1000 Largest Companies, the Russell 2000 Index, and the S&P MidCap 400 Index. CACI’s sustained commitment to ethics and integrity defines its corporate culture and drives its success. With approximately 22,000 employees worldwide, CACI provides dynamic career opportunities for military veterans and industry professionals to support the nation’s most critical missions. Join us! www.caci.com.

There are statements made herein which do not address historical facts and, therefore, could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: legal, regulatory, and political change successive presidential administrations that could result in economic uncertainty; changes in U.S. federal agencies, current agreements with other nations, foreign events, or any other events which may affect the global economy; regional and national economic conditions in the United States and globally; terrorist activities or war; changes in interest rates; currency fluctuations; significant fluctuations in the equity markets; changes in our effective tax rate; failure to achieve contract awards in connection with re-competes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. government or other public sector projects, based on a change in spending patterns, implementation of spending cuts(sequestration) under the Budget Control Act of 2011, or any legislation that amends or changes discretionary spending levels under that act; changes in budgetary priorities or in the event of a priority need for funds, such as homeland security; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other governmental entities with cognizant oversight; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees(particularly those with security clearances); market speculation regarding our continued independence; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii)competition for task orders under Government Wide Acquisition Contracts (GWACs) and/or schedule contracts with the General Services Administration; the potential impact of the announcement or consummation of a proposed transaction and our ability to successfully integrate the operations of our recent and any future acquisitions; our own ability to achieve the objectives of near term or long range business plans; and other risks described in our Securities and Exchange Commission filings.

CACI-Earnings Release

CONTACT:
Corporate Communications and Media:
Jody Brown, Executive Vice President, Public Relations
(703) 841-7801, jbrown@caci.com

Investor Relations:
Dan Leckburg, Senior Vice President, Investor Relations
(703) 841-7666, dleckburg@caci.com